Ex. 99.1

VIASPACE Signs Letter of Intent to Acquire Elite Therapeutics — Chairman Discusses Continuing
Evolution of Company’s Future

December 1, 2014 — Walnut, California — VIASPACE Inc. (OTC: VSPC) today announced that it has signed a nonbinding Letter of Intent (LOI) to acquire luxury cosmetics company, Elite Therapeutics (www.elitetherapeutics.com). VIASPACE and Elite Therapeutics have agreed to carefully examine the details and potential benefits of an all-stock acquisition with an anticipated closing in the first quarter of 2015.

VIASPACE Chairman, Dr. Kevin Schewe is the founder and majority shareholder of Elite Therapeutics which is based in Denver, Colorado. Dr. Schewe discussed the concept and potential benefits of the acquisition: “There are three primary motivating factors driving us to look at this potential acquisition: accelerating VIASPACE’s revenues in 2015 and beyond, creating synergy and diversity for greater long-term shareholder value and establishing an eventual succession plan for the leadership of the company.”

“Elite Therapeutics was founded in 2007 as Bad Love Cosmetics Company, LLC and began doing business as Elite Therapeutics with high quality, results-driven, medical-grade cosmetics in late 2010. After four full years in retail and wholesale business, Elite Therapeutics is debt-free, has grown steadily at 50% or more per year and management believes the business’ revenue trajectory will grow further in 2015 and possibly become profitable as well. Elite Therapeutics has an active, full line of luxury products and associated inventory. Bad Love Cosmetics has a cutting edge line of products in development for launch in 2015 and beyond.”

Dr. Schewe continued, “VIASPACE wishes to explore ways to increase revenue and accelerate shareholder value; and in addition, VIASPACE and its shareholders may benefit if it grows the size of its shareholder base and shareholder audience. Combining revenues from Elite Therapeutics and VIASPACE for 2015 and beyond has the potential of substantially increasing revenues. Combining the global and diverse growth opportunities for both companies may help accelerate overall corporate value.”

“Elite Therapeutics has a large, loyal and growing customer base, and many of these clients and interested parties may welcome the opportunity to be able to invest in Elite Therapeutics as part of a larger publicly traded company. This new, potential investor audience would have the opportunity to invest in Elite Therapeutics, and in doing so, would receive a VIASPACE stock share (VSPC) that also includes a leading-edge global company focused on green, renewable bioenergy, biofuels, biomass materials and animal feed.”

“The cosmetics industry has a global sales volume of $300 billion per year and is growing at 4.5% per year. Europe and the US represent the bulk of sales, but the fastest growth is in Japan, China, Southeast Asia and India. When I started Elite Therapeutics, my goal was to create and grow a physician-driven, luxury-niche cosmetics company with a value in the $100-$400 million range in 10-12 years. When I became Chairman of the Board of Directors of VIASPACE, my goal for VIASPACE was to grow it into a global biomass, bioenergy and animal feed company with an ultimate value in the $500 million range. I see synergy and security in a combined company dedicated to grow stronger, faster and to create revenues, cash flow and shareholder value. Our combined product lines of bioenergy and cosmetics are both global in reach.”

Elite Therapeutics CEO, Mr. Christopher Turner, commented, “I have worked for Elite Therapeutics since 2009 and am a long-term VIASPACE shareholder. I fully support examining the overall potential of combining these two companies. We use plastic containers for nearly all our products and I could see having a plastic container manufacturing site powered by Giant King Grass generated electricity and creating plastic containers derived from GKG plant-based plastics. I spend nearly half my time in California and am willing to assist Dr. Kukkonen in responding to potential new VIASPACE clients as we seek to grow a combined company. I see many possible financial and business outreach advantages to both companies if they chose to combine forces.”

Dr. Schewe continued, “I now look at both VIASPACE and Elite Therapeutics as an eventual ‘exit strategy’ from my daily, clinical practice of radiation oncology. I am now 58 years old and I look forward in the future to joining the combined company full-time. Dr. Kukkonen is 69 years old. There needs to be a succession plan in place for Dr. Kukkonen’s eventual retirement. Dr. Kukkonen and I recently met to discuss this topic in detail and our timelines coincide very nicely. I believe that I am fully capable of leading a combined company when the time is right. There are no imminent plans for a leadership change. Dr. Kukkonen will continue to serve as CEO and I will continue to serve as Chairman of the Board for now, but we agree on the principles and timing of a succession plan.”

VIASPACE CEO, Dr. Carl Kukkonen, added, “Dr. Schewe’s business and financial leadership has been crucial for VIASPACE. He is as committed as I am to making our Giant King Grass bioenergy and animal feed business lines a resounding, global success. I believe that our power plant project in Nicaragua will soon set us on a course for unprecedented success in green, renewable electricity production. We want to reward our long-term shareholders for staying with us and we want to significantly enlarge our overall shareholder base. I believe it will be worthwhile to examine and explore how a combined company would help us to accomplish all our goals expeditiously.”

Dr. Schewe concluded, “The goal here is to significantly increase VIASPACE’s revenues by succeeding in two, large growth industries. There is a lot of meaning in a company name. Elite Therapeutics strives to produce and sell the ‘best of the best’ in luxury and medical-grade cosmetics. I encourage all interested investors to explore the Elite Therapeutics website (www.elitetherapeutics.com) and read the product press reviews and client testimonials. I also love the name of our company ‘VIASPACE’. While we have our feet solidly on the ground in ‘growing our electricity’ with Giant King Grass, we are ‘reaching for the stars’ in the green, renewable biomass, bioenergy and animal feed industries. We will carefully and deliberately examine all the potential benefits of VIASPACE acquiring Elite Therapeutics with the overarching, singular focus to grow the value of our company and reward all of our shareholders in return.”

About VIASPACE Inc.
VIASPACE grows renewable Giant KingTM Grass as a low-carbon fuel for clean electricity generation; for environmentally friendly energy pellets; and as a feedstock for bio-methane production and for green cellulosic biofuels, biochemicals and biomaterials. Giant King Grass is a proprietary, high yield, dedicated biomass energy crop. Giant King Grass when it is cut frequently at 4 to 9 feet tall is also excellent animal feed. The USDA granted approval for planting Giant King Grass throughout the US and cooperates in exporting by performing the required inspections and issuing the phytosanitary certificate needed for import into foreign countries. Giant King Grass is being grown in California, Hawaii, St. Croix Virgin Islands, Nicaragua, South Africa, China, Myanmar, Pakistan, Guyana, Jamaica and Philippines. For more information, please go to www.VIASPACE.com or contact Dr. Jan Vandersande, Director of Communications, at 800-517-8050 or IR@VIASPACE.com.

Safe Harbor Statement
Information in this news release includes forward-looking statements. These forward-looking statements relate to future events or future performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. Such factors include, without limitation, risks that the Elite Therapeutics acquisition may never occur, or that even if consummated, the acquisition would not have the synergistic or other benefits mentioned in this press release. Such factors also include, without limitation, risks outlined in our periodic filings with the U.S. Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2013 and quarterly and current reports filed since such Annual Report, and other factors over which VIASPACE has little or no control.